MECHANICS SAVINGS BANK
EXHIBIT 10.11

                                   AGREEMENT

     THIS AGREEMENT is dated as of January 1, 1998, between and among MECHANICS SAVINGS BANK, a capital stock savings bank organized and existing under the laws of the State of Connecticut with headquarters located in Hartford, Connecticut (the "Bank"), MECH FINANCIAL, INC, a Connecticut stock corporation with headquarters located in Hartford, Connecticut (the "Company"), and THOMAS M. WOOD ("Executive").

                                   RECITALS
                                   --------

     WHEREAS, the Bank and the Executive have entered into that certain change in control agreement dated as of June 28, 1996 pursuant to which the Bank provided various incentives to the Executive to remain an employee and officer of the Bank during an actual or possible change in control of the Bank (the "Bank Change in Control Agreement");

     WHEREAS, on January 1, 1998, the Company and the Bank consummated that certain Agreement and Plan of Reorganization pursuant to which the Company acquired all of the issued and outstanding shares of common stock of the Bank, par value $0.01 per share, in a one-for-one share exchange for common stock of the Company, par value $0.01 per share (the "Reorganization");

     WHEREAS, an actual or prospective change of control of the Company would elicit the same kinds of concerns for the Executive, the Bank and the Company after the Reorganization as was the case for Executive and Bank before the Reorganization.

     WHEREAS, the Company and the Bank have determined that it is in their best interests to provide certain incentive to the Executive to remain an employee and officer of the Company and the Bank at any period prior to or during a possible or an actual change of control of the Company or the Bank; and

     WHEREAS, the Company, the Bank, and the Executive desire to enter into this Agreement to reflect the terms and conditions set forth herein.

     NOW THEREFORE, to further the above recited corporate objective and in consideration of the mutual promises and covenants hereinafter described and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Bank Change in Control Agreement is hereby amended to additionally provide that all of its provisions shall also apply in the event of a Change of Control of the Company, that the Bank Change in Control Agreement shall be effective so long as the Executive is employed by either the Bank or the Company, and that any Compensation shall include compensation paid to the Executive by both the Company and the Bank.

2. Without otherwise limiting the foregoing, the Reorganization shall not have caused a Change of Control of the Bank as defined in the Bank Change in Control Agreement.

3. Defined terms not otherwise defined herein shall have the meanings ascribed to them in the Bank Change in Control Agreement, provided that the word "Company" shall be used in addition to "Bank" when determining a "Change of Control" event.

4. Each of the parties agrees to execute all further instruments and documents and to take all further action as any other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

5. Any and all obligations of the Bank under the Bank Change in Control Agreement shall also be deemed to be obligations of the Company, for which obligations the Bank and the Company shall be jointly and severally liable.

6. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

7. This Agreement shall be construed pursuant to and in accordance with the laws of the State of Connecticut.

8. Except to the extent amended herein, the Bank Change in Control Agreement shall continue to remain in full force and effect, without interruption.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              MECH FINANCIAL, INC.

                              By: /s/ Edgar C. Gerwig
                                 -----------------------
                                  Edgar C. Gerwig
                                  Its President


                              MECHANICS SAVINGS BANK

                              By: /s/ Donald K. Wilson, Jr.
                                 -----------------------------
                                  Donald K. Wilson, Jr.
                                  Chairman of the Organization
                                  and Compensation Committee


                              EXECUTIVE

                              By: /s/ Thomas M. Wood
                                 ----------------------
                                  THOMAS M. WOOD

                                       2